EXHIBIT 4.8
                                                                     -----------

THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                            EXERCISABLE ON OR BEFORE
                   5:00 P.M., NEW YORK TIME, OCTOBER 31, 2009

125,000 OPTIONS

                                     OPTION

            This Option certifies that The Hayde Family Revocable Trust., or its registered assigns, is the registered holder of Options to purchase, at any time from November 1, 2004, until 5:00 P.M. New York City time on October 31, 2009 ("Expiration Date"), up to One Hundred twenty Five Thousand (125,000) shares (the "Shares") of fully-paid and non-assessable common stock, $0.001 par value per share (the "Common Stock"), of Western Power & Equipment Corp., a Delaware corporation (the "Company") subject to the terms and conditions set forth herein. This Option and any Option resulting from a transfer or subdivision of this Option shall sometimes hereinafter be referred to as an "Option" or, collectively, as the "Options".

1.          Exercise of Options.

            1.1 Each Option is exercisable to purchase one share of Common Stock at a purchase price of $0.55 per Share, subject to the adjustment provisions below, payable in cash or by check to the order of the Company, or any combination of cash or check. Upon surrender of this Option, along with a) the duly executed "Form of Election to Purchase" annexed hereto as exhibit "A": b) the duly executed "Investment Representation Letter" annexed hereto as exhibit "B"; and c) payment of the Purchase Price (as hereinafter defined) for the Shares purchased, at the Company's principal office, the registered holder of a Option ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares so purchased. The purchase rights represented by this Option are exercisable at the option of the Holder hereof, in whole only (but not as to fractional shares of the Common Stock).

            1.2 In lieu of the payment of cash upon exercise of the Option as provided in Section 1.1, the Holder may exercise the Option by surrendering the Option at the principal office of the Company, accompanied by a notice stating
(i) the Holder's intent to effect such exercise by an exchange, (ii) Common Stock to be issued upon the exchange, (iii) whether Options are to be surrendered in connection with the exchange, and (iv) the date on which the Holder requests that such exchange is to occur. The Purchase Price for the shares of Common Stock to be acquired in the exchange shall be paid by the surrender as indicated in the notice, of Options, having a "Value", as defined below, equal to the Purchase Price. "Value" as to each Option shall mean the difference between the "Market Price", as hereinafter defined, of a share of Common Stock and the then Purchase Price for a share of Common Stock.

                  By way of example of the application of the formula, assume that the Market Price of the Common Stock is $8.00, and the Purchase Price of the Option is $6.00. On such assumptions, the Value of a Option is $2.00 ($8.00-$6.00) and therefore for each three Options surrendered, the Holder could acquire one share of Common Stock in the exchange.

                  As used herein in the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in the case no such reported sale takes place on such day, the average of the last reported sales prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing bid price on the NASDAQ Over the Counter Market ("NASDAQ") or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

2. Issuance of Certificates. Upon the exercise of the Options, the issuance of certificates for the Shares shall be made forthwith (and in any event within ten (10) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  The certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of those officers required to sign such certificates under applicable law.

                  This Option and, upon exercise of the Options, the certificates representing the Shares shall bear a legend substantially similar to the following:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available."

3. Restriction on Transfer of Options. The Holder of this Option, by its acceptance thereof, covenants and agrees that the Options and the shares of Common Stock issuable upon exercise of the Options are being acquired as an investment and not with a view to the distribution thereof.

4.          Price.

            4.1. Initial and Adjusted Purchase Price. The initial purchase price of each Option shall be $0.55 per Share. The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Article 5 hereof.

            4.2. Purchase Price. The term "Purchase Price" herein shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

5.          Adjustments of Purchase Price and Number of Shares.

            5.1. Dividends and Distributions. In case the Company shall at any time pay a dividend in shares of Common Stock, then upon such dividend or distribution, the Purchase Price in effect immediately prior to such event shall be reduced to a price determined by dividing an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Purchase Price in effect immediately prior to such dividend or distribution by the total number of shares of Common Stock outstanding immediately after such issuance or sale.

            5.2. Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

            5.3. Adjustment in Number of Shares. Upon each adjustment of the Purchase Price pursuant to the provisions of this Article 5, the number of Shares issuable upon the exercise of each Option shall be adjusted to the nearest full Share by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Options immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

            5.4. Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Options immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Options and (y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Options.

6. Exchange and Replacement of Options. Each Option is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Option of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Option, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Options, if mutilated, the Company will make and deliver a new Option of like tenor, in lieu thereof.

7. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

8. Reservation of Shares. The Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Options. The Company covenants and agrees that, upon exercise of the Options and payment of the Purchase Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder.

9. Notices to Option Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Options and their exercise, any of the following events shall occur:

            (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

            (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or Option to subscribe therefor; or

            (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

                        then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or Options, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or Options, or any proposed dissolution, liquidation, winding up or sale.

10. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

            (a) If to a registered Holder of the Options, to the address of such Holder as shown on the books of the Company; or

            (b) If to the Company, to the address set forth in Section 1 of this Agreement or to such other address as the Company may designate by notice to the Holders.

11. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder. IN WITNESS WHEREOF, the Company has caused this Option to be duly executed, as of the day and year first above written.

[SEAL]                                 WESTERN POWER & EQUIPMENT CORP.


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A

To:      WESTERN POWER & EQUIPMENT CORP.





ELECTION TO EXERCISE

The undersigned hereby exercises his or its rights to purchase _____________________ Shares covered by the within Option and tenders payment herewith in the amount of $_______________ in accordance with the terms thereof, certifies that he owns this Option free and clear of any and all claims, liens and/or encumbrances and requests that certificates for such securities be issued in the name of, and delivered to:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Print Name, Address, and Social Security or Tax Identification Number of Person Receiving Shares

Dated:  _________________, 200-

Your Name:  ___________________________
                         (Print)

Address:  _____________________________

Signature:  ___________________________

                                                                       EXHIBIT B

                        INVESTMENT REPRESENTATION LETTER

                                                             _____________, 200_

WESTERN POWER & EQUIPMENT CORP.




Gentlemen:

In connection with the issuance to the undersigned of _______________ shares(the "Shares") of common stock (the "Common Stock") of WESTERN POWER & EQUIPMENT CORP. (the "Company") upon exercise of that certain Option issued by the Company in favor of the undersigned, the undersigned hereby represents, Options to, and covenants with the Company as follows:

The undersigned understands that (A) the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, based upon applicable exemptions from such registration requirements;
(B) the Shares are "restricted securities," as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (C) the Shares may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer;
(D) a legend to the foregoing effect will be placed on the certificate or certificates representing the Shares; and (E) stop transfer instructions with respect to the foregoing will be placed with the transfer agent for the Common Stock with respect to the Shares;

The undersigned is acquiring the Shares solely for the account of the undersigned for investment purposes only, and not with a current view towards the distribution thereof;

(iii) The undersigned agrees that the undersigned will not sell, transfer, hypothecate or otherwise dispose of the Shares other than pursuant to an effective registration statement under the Act unless prior thereto the Company receives either an opinion, in form and substance reasonably acceptable to the Company, of the Company's counsel or counsel for the undersigned reasonably acceptable to the Company, that the proposed transaction may be effected without compliance with the registration provisions of the Act;

(iv) The undersigned (or the representative of the undersigned if the undersigned is an entity) has had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on behalf of the Company, concerning the Company and its financial condition, and all such questions, if any, have been answered to the full satisfaction of the undersigned (or such representative);

(v) The undersigned (or the representative of the undersigned if the undersigned is an entity) has the financial and business expertise and experience required to make an informed investment decision with respect to the Company and the Shares;

(vi) The undersigned hereby agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the undersigned of any representation, Optiony or covenant made by the undersigned herein; and

(vii) In rendering any opinion to the transfer agent for the Common Stock with respect to the issuance of the Shares, counsel for the Company may rely on the representations of the undersigned contained herein as if they were made directly to them.


                                        ----------------------------------------
                                        Name of Investor [please print]

                                        ----------------------------------------
                                        Signature of Investor


                                        ----------------------------------------
                                        Title (if signed on behalf of an entity)

                                        ----------------------------------------
                                        Address of Investor

                                                                       EXHIBIT C

                               FORM OF ASSIGNMENT

(TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES TO TRANSFER THE ATTACHED OPTION.)

FOR VALUE RECEIVED, ________________________________ hereby sells, assigns, and transfers unto ________________________________________ a Option to purchase shares of Common Stock, $.01 par value per share, of WESTERN POWER & EQUIPMENT CORP. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Option on the books of the Company, with full power of substitution.

Dated:  __________________, 200_

Signature ______________________

Signature Guaranteed:

NOTICE

The signature on the foregoing Assignment must correspond to the name as written upon the face of this Option in every particular, without alteration or enlargement or any change whatsoever.